Exhibit 10

                                                      PricewaterhouseCoopers LLP
                                                           250 West Pratt Street
                                                       Baltimore, MD  21201-2304
                                                        Telephone (410) 783-7600
                                                        Facsimile (410) 783-7680


                       CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in Post-Effective Amendment No. 29 to the Registration Statement of American Pension Investors Trust's Growth Fund, Capital Income Fund, Multiple Index Trust, Treasuries Trust and Yorktown Classic Value Trust (the "Funds") on Form N-1A (File Number 2-96538) of our reports dated June 12, 1998, on our audit of the financial statements and financial highlights of the Funds, which reports are included in the Annual Report to Shareholders for the year ended May 31, 1998, which is incorporated by reference in the Registration Statement. We also consent to the reference of our firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional information.



/s/ PricewaterhouseCoopers LLP
------------------------------------
PricewaterhouseCoopers LLP


Baltimore, Maryland
September 28, 1998